SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2003 (September 9, 2003)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware (State of Incorporation)	I-91 (Commission File Number)	43-0337683 (IRS Employer Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices)

(314) 863-1100
(Registrant’s telephone number)

Item 5.	Other Matters

On September 9, 2003, the Company announced that it expects second quarter earnings per share to be in the $0.34 to $0.35 range. The Company currently expects full year earnings per share to be in the $1.78 to $1.82 range.

Item 7.	Financial Statements and Exhibits (c) Exhibit 99 Press Release, dated September 9, 2003

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc. By: /s/ Steven W. Alstadt Steven W. Alstadt Controller and Chief Accounting Officer
Dated: September 11, 2003